Exhibit 2.4(a)(vii){PRIVATE }
                     SHAREHOLDERS AGREEMENT


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     THIS AGREEMENT, made  and entered into  as of the       day of            ,
1996, by and between ECB INC., a Florida corporation, hereinafter referred to as the "Corporation," GEORGE BANNON ("Bannon"), a resident of Lake County, Florida, ROGER EATMAN ("Eatman"), a resident of Leon County, Florida and S. C. CULBRETH, JR., ("Culbreth") a resident of Buncombe County, North Carolina, HANDEX
CORPORATION,  ("Handex")  a   Delaware  Corporation,   and  SOUTHCOAST   CAPITAL
CORPORATION ("Southcoast") a              Corporation, hereinafter  collectively
referred to as the "Shareholders" and individually referred to as "Shareholder." As used herein, "Shareholder" shall also refer to any future shareholder of the Corporation who becomes subject to the terms and conditions of this agreement.
     WHEREAS, the Corporation has authorized 1,540,000 shares of Voting Common Stock and 2,000 shares of Series A Preferred Stock; and
     WHEREAS, all of the Corporation's issued and outstanding shares of Voting Common Stock are owned by Bannon, Eatman, and Culbreth (collectively the "Controlling Shareholders") as follows;

               Shareholder              Number of Shares
               -----------              -----------------
               Eatman                   314,666.66
               Bannon                   314,666.66
               Culbreth                 189,666.66
                                        ------------
               Total                              819,000.00
     WHEREAS, the Corporation has issued "A" Warrants to Handex to purchase 300,000 shares of the Corporation's Voting Common Stock pursuant to that certain Warrant of even date herewith, a copy of which is attached as Exhibit "A" and incorporated by reference, "B" Warrants to Handex to purchase 85,000 shares of the Corporation's Voting Common Stock pursuant to that certain Warrant of even date herewith, a copy of which is attached as Exhibit "B" hereto and incorporated by reference, and Warrants to Southcoast to purchase 46,200 shares of the Corporation's Voting Common Stock pursuant to that certain Warrant of even date herewith, a copy of which is attached as Exhibit "C" and incorporated by reference (the warrants issued by the Corporation are collectively referred to as the "Warrants" and the agreements regarding the Warrants are collectively referred to as the "Warrant Agreements"); and
     WHEREAS, the Corporation has issued all of the 2,000 shares of Series A Preferred Stock to Handex; and
     WHEREAS, the Corporation intends to grant certain of its employees other than the Controlling Shareholders (collectively the "Key Employees" and individually the "Key Employee") the right to purchase shares of unissued Voting Common Stock (the "Restricted Shares") and as a condition to the grant of such rights, the key employees shall agree to be bound by the terms and conditions of this Agreement; and
     WHEREAS, the Voting Common Stock, the Series A Preferred Stock, the Warrants, all shares of Voting Common Stock issued by the Corporation to Handex and Southcoast upon the effective exercise of the Warrants, and the Restricted Shares comprise or will comprise all of the capital interests in the Corporation (individually and collectively referred to as the "Security" or the "Securities"); and
     WHEREAS, the  Corporation  has entered  into  that certain  Stock  Purchase
Agreement of even date herewith (the "Stock Purchase Agreement") to purchase stock in Handex Environmental, Inc. (the "Transaction") and various other documents and agreements necessary to consummate the Transaction referred to therein which are herein referred to collectively as the "Collateral Agreements"; and
     WHEREAS, the Controlling Shareholders have, in connection with the Transaction, entered into a Nonrecourse Guaranty and Pledge Agreement (the "Pledge Agreement"); and


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     WHEREAS, the  parties hereto  desire to  set forth  in this  agreement  the specific terms and agreements reached between and among them concerning management of the Corporation and the purchase of a Shareholder's Security in the Corporation by the Corporation or by other Shareholders upon the occurrence of certain events; and
     WHEREAS, the parties hereto believe it to be in the best interests of the Shareholders and the Corporation to impose certain restrictions and obligations on the Securities of the Corporation.
     NOW, THEREFORE, for and in consideration of the mutual promises and covenants of the parties hereto, the sum of Ten Dollars ($10.00) each to the other cash in hand paid, and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto do hereby agree as follows:

























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          Control, Agreement Regarding Voting of Shares.   Subject to the  terms
of  the  Pledge  Agreement,  each  Controlling  Shareholder  and  Key   Employee
personally and for heirs and assigns, separately covenants and promises to each other and heirs and assigns that in exercising the voting rights of the Voting Common Stock that the articles and by-laws annexed as Exhibits "E" and "F" shall not be altered, amended, modified, repealed, rescinded, or changed except
by unanimous agreement among  the Controlling Shareholders.   To that end,  each
Controlling Shareholder  and  Key  Employee gives  all  further  assurances  and covenants that in all matters pertaining to Shareholder voting, whether preliminary, procedural, or otherwise, he or she shall and will vote such shares consistently with, and in such manner as to effectuate and carry out, this intention.
          Affairs of the Corporation; Agreements Concerning Management.
          ----------------------------------------------------------------------
               Subject to the terms of the Pledge Agreement, each Controlling Shareholder and Key Employee, personally and for heirs and assigns, separately covenants and promises to each other and his heirs and assigns that in exercising voting rights of the Voting Common Stock, in exercising voting powers and discretions as a director of the Corporation, and in exercising powers as an officer of the Corporation, each such party shall in each and every capacity exercise his voting rights, legal powers, and discretions in favor of the following:
                    The directors of the Corporation shall consist of four members and the Controlling Shareholders shall elect Bannon, Eatman and Culbreth as members of such board;
                    The election of the following officers of the Corporation shall be as follows:
                    (1)  President\Assistant Secretary - Eatman;
                    (2)  Treasurer\Secretary - Bannon;
                    (3)  Assistant Secretary - Culbreth
          (b) The Corporation shall purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as a director or officer.
          (c) It is the purpose and intent of this paragraph to specify that the matters set forth herein shall be adhered to by the Controlling Shareholders and Key Employees in the conduct of the business and affairs of the Corporation, unless by unanimous agreement of the Controlling Shareholders a contrary
determination is made.   Any corporate action which  is approved unanimously  by
the Controlling Shareholders shall be valid whether or not express waiver of any otherwise applicable proscription contained in this agreement shall be made. To effectuate their intention expressed in this paragraph, the Controlling Shareholders and Key Employees give unto each other party his or her covenant of further assurances and agrees that in all affairs of the Corporation he or she will exercise all voting rights in shares of Voting Common Stock in a manner which is consistent with the intention expressed herein.
     2.   Restriction on  Transfer.   The  Shareholders  shall not,  while  this
agreement is in force, sell, assign, encumber, pledge, gift, transfer or otherwise dispose of any Security in the Corporation now or hereafter owned by them except pursuant to and in compliance with the terms of this agreement and the Pledge Agreement. The Controlling Shareholders acknowledge and agree that this Agreement shall not restrict the rights of Handex to sell or transfer any Security pursuant to the Pledge Agreement free of the restrictions herein contained.
     3.   Capitalization.
          (a) At the effective date of this agreement, the Corporation is authorized to issue 1,540,000 shares of Voting Common Stock all of one class and having one vote per share and the Corporation has issued, outstanding, fully paid, and non-assessable the following shares:


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               Shareholder              Number of Shares
               -----------              ----------------
               Bannon                   314,666.66
               Eatman                   314,666.66
               Culbreth                 189,666.66
                                        -----------
                    TOTAL               819,000.00
     The Corporation and the Controlling Shareholders acknowledge and agree that no additional shares of Voting Common Stock or other securities convertible into or exchangeable for, or options, warrants or other rights to acquire shares of Voting Common Stock will be issued or sold that would or could result in the Controlling Shareholders and the shares of Voting Common Stock pledged under the Pledge Agreement having the right to exercise less than fifty-one percent (51%) of the total voting power of the Corporation for the election of Directors.
               At the effective date of this agreement, the Corporation is authorized to issue 2,000 shares of Series A Preferred Stock, all of one class and having voting rights as provided in the terms thereof set forth in the articles of incorporation of the Corporation and the Corporation has issued, outstanding, fully paid and non-assessable all such shares to Handex.
          Options in the Event of Involuntary Transfers of Securities.
          --------------------------------------------------------------------
               Subject in the case of the Controlling Shareholders to the rights of Handex under the Pledge Agreement, if a Shareholder owning a Security (hereinafter called the Involuntary Transferor): (a) files a voluntary petition under any bankruptcy or insolvency law or a petition for the appointment of a receiver or makes an assignment for the benefit of creditors, (b) is subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to his Security in the Corporation and such involuntary petition, assignment, or attachment is not discharged within one hundred and twenty (120) days after its effective date, or (c) is subjected to any other possible involuntary transfer of a Security in the Corporation by legal process, including without limitation, an assignment or transfer pursuant to a divorce decree (collectively referred to as a "Triggering Event"), the Corporation shall have the option to purchase any or all of the Securities held by the Involuntary Transferor (hereinafter referred to as the "Transferor's Shares") for the purchase price set forth in Paragraph 10 and upon the terms set forth in Paragraph 11. If the Corporation desires to exercise its option to purchase any or all of the Transferor's Securities offered for sale to it pursuant to this paragraph, it shall notify such Involuntary Transferor and the other Shareholders in writing within sixty (60) days of the Triggering Event that it intends to exercise its option to purchase the portion of the Transferor's Securities specified in such notice.
               Subject in the case of the Controlling Shareholders to the rights of Handex under the Pledge Agreement, if the Corporation fails to exercise its option to purchase any portion of the Transferor's Securities, the other Shareholders owning Voting Common Stock shall have the option to purchase all but not less than all of the Transferor's Securities remaining unpurchased at and for the purchase price and upon the same terms at which the Corporation was entitled to purchase such shares pursuant to subparagraph (a) above. Each such Shareholder shall have the option to purchase such Shareholder's "proportionate share" (as hereinafter defined) of each and every "class" (as defined below) of the Transferor's Securities not purchased by the Corporation. A Shareholder shall exercise such Shareholder's option by giving written notice to the Involuntary Transferor and the other Shareholders within ninety (90) days of the Triggering Event (as provided in subparagraph (a) above) that such Shareholder intends to purchase such Shareholder's proportionate share of each and every class of the Transferor's Securities not purchased by the Corporation.


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          For purposes of this agreement,  the term "proportionate share"  means that portion of each and every class of the Transferor's Securities not purchased by the Corporation determined by the ratio which the number of shares of Voting Common Stock of the Corporation owned by each Shareholder who elects to purchase his proportionate share of the Transferor's Securities pursuant to this subparagraph (b) bears to the total number of shares of Voting Common Stock of the Corporation owned by all of the Shareholders who elect to purchase their proportionate shares of the Transferor's Shares not purchased by the Corporation pursuant to this subparagraph (b). For example, if only one Shareholder owning Voting Common Stock elects to purchase such Shareholder's proportionate share of the Transferor's Shares not purchased by the Corporation pursuant to this subparagraph (b), then such Shareholder shall be entitled to, and shall be required to, purchase all of such Transferor's Securities.
     Also, for purposes of this agreement, the Voting Common Stock, Series A Preferred Stock, and Warrants shall each represent a separate "class" of the Securities.
               The closing of a purchase and sale pursuant to this paragraph shall take place on a date within one hundred twenty (120) days after the
Triggering Event.   At closing,  the Involuntary  Transferor shall  resign as  a director or officer of Corporation, if and to the extent that he or she may hold such office, and shall deliver to the purchaser the Securities acquired pursuant to this Paragraph 5.
               In the event that, at any time or from time to time, any Securities are transferred to any party pursuant to a Triggering Event, the transferee shall take such Securities pursuant to all provisions, conditions, and covenants of this agreement and, as a condition precedent to the transfer of such shares of Voting Common Stock, the transferee shall agree, for and on behalf of himself or itself, his or its legal representatives, and his or its transferees and assigns, in writing to be bound by all provisions of this agreement as a party hereto and in the capacity of a Shareholder. In the event that there shall be any transfer to any person or entity in compliance with the provisions of this section, all references herein to the Shareholders or any Shareholder shall thereafter be deemed to include such transferee.
          Disposition of Securities of the Corporation - Right of First Refusal. Subject to the terms of the Pledge Agreement, in the event that a Shareholder (hereinafter referred to as the "Offering Shareholder") desires to dispose of any or all of his, her or its Securities of the Corporation after having received a "bona fide offer from a qualified third party purchaser" (as defined below) to purchase such Securities, the Offering Shareholder shall first offer in writing such Securities for sale as follows:
          (a) If the Offering Shareholder desires to accept said offer of such third party, the Offering Shareholder shall deliver a copy of said third party's offer to the Corporation, and to the other Shareholders, together with a written offer from the Offering Shareholder to sell such Securities to the Corporation or to other Shareholders in accordance with this agreement. As used herein, a "bona fide offer from a qualified third party purchaser" shall mean a written and binding offer from a third party which sets forth the proposed purchase price and terms of the proposed purchase of the Offering Shareholder's Securities and which is accompanied by an earnest money deposit in an amount not less than twenty percent (20%) of the proposed purchase price.
          (b) The Corporation shall have the option to purchase any or all of the Offering Shareholder's Securities (hereinafter referred to as the "Offered Securities") for the purchase price and upon the terms set forth in said bona fide offer. If the Corporation desires to exercise its option to purchase any or all of the Offered Securities, it shall notify such Offering Shareholder and the other Shareholders in writing within thirty (30) days of the Offering Shareholder's offer that it intends to exercise its option to purchase the portion of the Offered Securities specified in such notice.
          (c) If the Corporation fails to exercise its option to purchase any portion of the Offered Securities, the other Shareholders owning Voting Capital


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Stock shall have the option to purchase all but not less than all of the Offered
Securities remaining unpurchased at and for the purchase price and upon the same terms at which the Corporation was entitled to purchase such shares pursuant to
subparagraph (ii)  above.   Each  such  Shareholder  shall have  the  option  to
purchase such Shareholder's "proportionate share" (as hereinafter defined) of each and every class of the Offered Securities not purchased by the Corporation. A Shareholder shall exercise such Shareholder's option by giving written notice to the Offering Shareholder and the other Shareholders within sixty (60) days of the Offering Shareholder's offer to sell the Offered Securities that such Shareholder intends to purchase such Shareholder's proportionate share of each and every of the Offered Securities not purchased by the Corporation.
          (d) If the Corporation and the other Shareholders fail to exercise their respective options to purchase all of the Offered Securities pursuant to this paragraph and the Offering Shareholder desires to dispose of his or her Securities to the third party purchaser, the Offering Shareholder shall be free to dispose of the Offered Securities to the third party so designated in his written offer at the price and upon the terms indicated in such written offer for a period of forty-five (45) days after expiration of the sixty (60) day
period  referred  to  in  subparagraph  (iii)  above  during  which  the   other
Shareholders had the option to purchase the Offered Securities provided that, the Offering Shareholder and the third party purchaser comply with the following:
               (i) In the event that an Offering Shareholder is a Controlling Shareholder, such Controlling Shareholder hereby covenants and agrees to exchange all of his shares of Voting Common Stock for an equal number of Nonvoting Common Stock prior to transferring the Offered Securities to the third party. In order to effectuate such an exchange, the Shareholders covenant and agree to exercise their voting rights in the shares of the Corporation in favor of a plan of recapitalization whereby the Corporation shall authorize and issue to such Controlling Shareholder a number of shares of Nonvoting Common Stock equal to number of shares of Voting Common Stock then held by such Controlling Shareholder.
               (ii) Such third party assumes and agrees in writing to be bound by all of the terms and conditions of this agreement, including any amendments made on or prior to the date of such purchase.
          (e) At the expiration of this forty-five (45) day period, the Offered Securities shall again become subject to all of the applicable requirements contained in this agreement before any transfer, sale, assignment, encumbrance, pledge, gift or other disposition of such Shareholder's Securities.
          (f) The closing of a purchase and sale pursuant to this paragraph shall take place on a date within ninety (90) days after the written offer by the Offering Shareholder.
     2. Drag Along Rights Notwithstanding anything to the contrary expressed herein but subject to the terms of the Pledge Agreement and the Warrant Agreements, the Controlling Shareholders may elect (the "Drag Along Election") at any time during the term of this Agreement to sell all of their shares of Voting Common Stock to a third party purchaser and to cause a sale of all of the then issued and outstanding shares of Voting Common Stock of the Corporation to be made to such third party purchaser in a transaction for value. Any such sale of all of the issued and outstanding shares of Voting Common Stock of the Corporation held by all of the Shareholders of the Corporation, other than the Controlling Shareholders, must be made on the same terms and conditions, including the price per share, upon which the Controlling Shareholders have agreed to sell all of their shares of Voting Common Stock.
     The Controlling Shareholders may trigger a Drag Along Election by providing a written notice of such election (the "Drag Along Notice") to all of the
Shareholders owning Voting  Common Stock  of the  Corporation.   The Drag  Along
Notice shall include the price per share being paid to the Controlling Shareholders by such third party purchaser and the other material terms and conditions of such sale. Upon its receipt of a Drag Along Notice, each of the


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other Shareholders hereby covenant and  agree to take or  cause to be taken  all actions and steps to effect such sale as the Controlling Shareholders may deem necessary, desirable or appropriate, including without limitation, the prompt delivery to the Controlling Shareholders of duly endorsed stock powers with respect to all of the shares of Voting Common Stock at such time owned by such Shareholder.
     3. Purchase of Voting Common Stock Upon the Death of Bannon, Eatman, or Culbreth.
          Subject to prior termination of the Pledge Agreement, upon the death of Bannon, Eatman, or Culbreth, the Corporation shall redeem and the deceased Shareholder hereby covenants and agrees for and on behalf of his or her personal representative, heirs, beneficiaries, or other successors to sell, all of the shares of Voting Common Stock of the Corporation owned by the deceased
Shareholder at the time of his or her death for the purchase price and in accordance with the terms set forth in Paragraphs 10 and 11(b) hereunder.
     4.   Purchase of Restricted Shares.
          (a) Notwithstanding anything to the contrary expressed herein, the Key Employees shall not sell, assign, encumber, pledge, gift, transfer or otherwise dispose of any of the Restricted Shares except in compliance with the provisions of this paragraph 9.
          (b) The Restricted Shares, shall be subject to repurchase by the Corporation from a Key Employee upon the Key Employee's termination of employment with the Corporation for any reason other than as provided in paragraph (c) below, for the purchase price and in accordance with the terms set forth in Paragraphs 10 and 11 hereunder.
          (c)  The Corporation shall purchase the  Restricted Shares from a  Key
Employee upon either:   (i) Employee's termination of  Employment for cause  (as
defined in such  Key Employee's employment  agreement with  the Corporation)  or
(ii) upon  the  Key Employee's  voluntary  termination of  Employment  prior  to
January 1,  2000.   The Corporation  shall  purchase such  shares from  the  Key
Employee at a price which is equal to the lesser of: (a) the purchase price paid by the Employee for such Restricted Shares or (b) the formula price set forth below. For purposes of this Agreement, the formula price shall be an amount per share equal to the net book value thereof determined as of the last day of the Corporation's most recently completed fiscal year by the accountant regularly employed by the Corporation, in accordance with accounting principles normally used by the accountant in preparing the financial statements of the Corporation, and the accountant's determination shall be binding and conclusive upon the parties hereto, their personal representatives and successors, and all other persons involved.
     5.   Determination of Purchase Price.
          (a)  Purchase Price  of  Voting Common  Stock.   Except  as  otherwise
provided herein, the purchase price per share of Voting Common Stock for purposes of this agreement shall be the "Appraised Value" of such shares determined by appraisal under the provisions of this Paragraph.
               (i)  Procedure for Appraisal.   For purposes  of this  agreement,
whenever it is necessary to compute the Appraised Value of shares of Voting Common Stock, the Appraised Value shall be determined by an appraiser selected
by a  majority of  the non-selling  Shareholders.   The value  contained in  the
written report of the appraiser shall constitute the Appraised Value of the shares of Voting Common Stock.
               (ii) Assumptions. An appraiser making any appraisal pursuant to this Paragraph shall assume an all-cash sale with respect to the shares of Voting Common Stock to be sold and shall assume that the restrictions on transfer specified in this agreement and any applicable federal or state securities law restrictions on transfer are not applicable to the shares of Stock. In determining Appraised Value for any sale of shares pursuant to this agreement, no appraiser shall consider the effect, to the business or business prospects of the Corporation, of the death of a Shareholder or the termination of employment of a Shareholder for any other reason. Furthermore, no appraiser


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shall consider life insurance proceeds, if  any, received by the Corporation  in valuing any shares of Voting Common Stock, and there shall be no control premiums or minority ownership discounts in valuing any shares of Voting Common Stock. Any appraiser appointed shall be provided with all available financial statements of the Corporation and any other information reasonably necessary to make the appraisal and shall have full access to all books and records of the Corporation.
               (iii)     Qualifications.    Any  appraiser  appointed  shall  be
experienced in appraising businesses similar to Corporation's.
               (iv) Cost of  Appraisal.    The  fees  and  other  costs  of  the
appraisal shall be borne by the Corporation.
          (b) Purchase Price for Series A Preferred Stock. The purchase price for Series A Preferred Stock shall be $1,000 per share plus any unpaid and accrued dividends in respect of the stock.
          (c)  Purchase  Price  for  Warrants.    The  Purchase  price  for  the
respective Warrants shall be determined by the excess of the aggregate fair market value of the Voting Common Stock subject to the exercise of the Warrants (determined pursuant to the provisions of subparagraph (a)) over the aggregate exercise price of the Warrants.
     6.   Terms of Sale of Securities.
          (a)  Disposition by a Shareholder.
               (i) Unless otherwise provided in this agreement, the purchase price of Securities sold pursuant to this agreement, except pursuant to paragraph 8, shall be paid in cash at closing or, at the option of the purchaser, shall be paid by a cash down payment of not less than ten percent (10%) of the purchase price at closing with the balance payable in thirty-six
(36) equal monthly installments together with interest on the unpaid principal balance computed at a rate equal to the interest rate being charged to its prime customers by the bank with which the Corporation does a majority of its business as of the date immediately preceding the date of closing.
               (ii) The obligation of the purchaser for the deferred portion of the purchase price (if any) shall be represented by a promissory note containing the terms described above and providing for the right of prepayment at any time without premium or penalty. Such promissory note shall be secured by a pledge of the Securities purchased.
          (b)  Disposition  Upon  Death  of  Controlling  Shareholder.    Unless
otherwise agreed upon by the Corporation, the purchase price of the Securities sold pursuant to paragraph 8 above shall be paid by a purchase-money promissory note providing for principal balance payable in sixty (60) equal monthly installments together with interest on the unpaid balance computed at a rate equal to the interest rate being charged to its prime customers by the bank with which the Corporation does a majority of business as of the date immediately
preceding the date  of closing.   Such  promissory note  shall be  secured by  a
pledge of the Voting Common Stock purchased. The Corporation shall have the option of making a cash down payment of any amount.
     7. Conflict with Restrictive Covenants. Notwithstanding anything to the contrary expressed in this Agreement, neither Bannon, Eatman nor Culbreth shall have the right to sell their Voting Common Stock pursuant to paragraphs 5, 6 or 7 herein nor will the Corporation purchase Voting Common Stock upon the death of Bannon, Eatman or Culbreth pursuant to paragraph 8 herein if such a transaction would violate the terms of the Series A Preferred Stock, the Pledge Agreement or any restrictive covenant within the Collateral Agreements regarding the transfer of such Voting Common Stock.
     8.   Insufficient Corporate Surplus.   If  the Corporation  shall not  have
sufficient surplus at closing hereunder to permit it to lawfully purchase the Securities pursuant to this agreement, the Shareholders shall promptly take such measures to vote their respective holdings of the shares of Voting Common Stock of the Corporation to reduce the capital of the Corporation or to take such other steps as may be appropriate or necessary in order to enable the Corporation lawfully to purchase and pay for all of the shares of Voting Common


JAH\CSW\AGRE\207135.10
Stock to be purchased by the Corporation pursuant to this agreement; notwithstanding the foregoing, the Shareholders shall not be required to contribute additional capital to the Corporation in order to enable the Corporation to lawfully purchase the Securities.
     9. Transfer in Violation. A sale, gift, transfer, pledge, encumbrance or other disposition of a Security in violation of any of the provisions of this agreement shall be null and void.
     10. Specific Performance. The Securities of the Corporation cannot be readily purchased or sold in the open market, and for that reason, among others, the parties hereto will be irreparably damaged in the event that this agreement is not specifically enforced. Should any dispute arise concerning the sale, encumbrance or disposition of the Securities, an injunction may be issued restraining any sale, encumbrance or disposition pending the determination of such controversy. In the event of any controversy concerning the right or obligation to purchase or sell any of the Securities, such right or obligation shall be enforced in a court of competent jurisdiction by a decree of specific performance. Such remedy shall, however, be cumulative and not exclusive and shall be in addition to any other remedy which the parties may have. If any party hereto, or the personal representative of any deceased Shareholder, shall institute any action or proceeding to enforce the provisions hereof, that person against whom such action or proceeding is brought hereby waives the claim or defense therein that such person has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.
     11. After-Acquired Securities. Whenever any Shareholder or other person acquires any additional Securities other than the Securities owned by him at the date of this agreement, or at the time such person becomes bound by the terms of this agreement, such Securities shall be subject to all the terms of this agreement.
     12. Future Shareholders. Unless otherwise agreed by each of the parties hereto, the Corporation shall not issue Securities to any person, unless such person assumes and agrees in writing to be bound by all the terms and conditions of this agreement, including any amendment to this Agreement made on or prior to the date of such issuance.
     13. Endorsement of Stock Certificates. Upon the execution of this agreement all certificates for shares of Voting Common Stock of the Corporation and Series A Preferred Stock shall be surrendered to the Corporation and endorsed as follows:
          The shares of stock in  this Corporation may be  transferred by the  owner  hereof  only  by  fully  complying  with  the
          Shareholders Agreement  dated                       ,  1996,
          together with any amendments thereto, a copy of which is  on
          file in  the office  of the  Corporation.   Any  person  who
          purchases  or  acquires  such   shares  of  stock  in   this
          Corporation (including by  gift or by  pledge) accepts  such shares of stock subject to such conditions.
After endorsement, the certificates shall be returned to the Shareholders. All certificates for shares of Voting Common Stock or Series A Preferred Stock of this Corporation hereafter issued, including those shares of Voting Common Stock issued upon the effective exercise of the Warrants, shall bear the endorsement set forth above.
     1. Corporation's Exercise of Option. Any decision by the Corporation regarding its option to purchase hereunder or regarding the price, terms of purchase, closing date or any other decision hereunder, including but not limited to decisions regarding whether to enforce the provisions of this agreement by the bringing of an action or proceeding, shall be made by vote of the holders of a majority of the outstanding shares of Voting Common Stock of the Corporation; provided, however, that any Shareholder (or the personal representative of a deceased Shareholder) whose shares of Voting Common Stock


JAH\CSW\AGRE\207135.10
are the subject of the option or decision shall not have a vote in such decision, and such shares of Voting Common Stock shall not be included in determining the number of outstanding shares for purposes of such determination.
     2. Termination of Agreement. This agreement shall commence as of the effective date hereof, and shall continue in full force and effect until terminated by the mutual agreement of the parties hereto or the cessation of the Corporation's business, by the bankruptcy, receivership or dissolution of the Corporation, or upon exercise by Handex of its rights under the Pledge Agreement. Upon termination of this agreement, the Shareholders shall surrender to the Corporation the certificates for their shares of Voting Common Stock and the Corporation shall issue to them in lieu thereof new certificates for an equal number of shares of Voting Common Stock without the endorsement set forth in Paragraph 18 hereof.
     3. Notices. All notices, offers, acceptances, requests, demands and any other communications provided for herein shall be given in writing and shall be sent by United States certified mail, return receipt requested, postage prepaid, to each party's last known address. Notice shall be deemed effectively given hereunder when deposited in the United States Mail, postage prepaid, certified, return receipt requested.
     4. Prior Agreements. This agreement supersedes any and all prior agreements which may exist among the Controlling Shareholders and the
Corporation affecting the shares of Voting Common Stock of the Corporation and any such prior agreements are hereby terminated.
     5. Benefit. This agreement shall be binding upon and inure to the benefit of the parties, their heirs, legal representatives, successors and assigns.
     6. Completeness of Agreement. This agreement, the Stock Purchase Agreement, the terms of the Series A Preferred Stock, the Collateral Agreements, and the Pledge Agreement constitute the entire agreement and understanding among the parties hereto concerning the subject matter hereof. This agreement may be amended only by instrument in writing, duly executed with the same formalities of this document.
     7. Attorney's Fees. If any party hereto, including the Corporation, institutes any action or proceeding to enforce this agreement and such party prevails in such action or proceeding, then such party shall be entitled to collect from the nonprevailing party or parties (which may include a transferee with notice of this agreement) reasonable attorney's fees and the costs and expenses of such action.
     8. Severability. If any provision of this agreement shall be declared invalid or unenforceable, the invalidity or unenforceability of such provision shall not affect the remainder of this agreement, and this agreement shall be construed and enforced as if such invalid or unenforceable provision had not been contained herein.
     9. Survive Closing. The terms, conditions, obligations and covenants in this agreement shall survive (a) its execution by the parties hereto, (b) the closing of any transactions contemplated herein, and (c) the execution of all contracts hereafter entered into between them, except to the extent that such transactions and contracts may be inconsistent with this agreement.
     10. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Florida.
     IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.
Witnesses:                              ECB, INC., a Florida corporation

                                   By:
---------------------------------     ------------------------------

---------------------------------


JAH\CSW\AGRE\207135.10
As to Corporation                                 "Corporation"


--------------------------------   ---------------------------------
                                   George Bannon
---------------------------------

--------------------------------   ---------------------------------
                                   Roger Eatman
--------------------------------

--------------------------------   ---------------------------------
                                   S. C. Culbreth, Jr.
---------------------------------

                                   HANDEX CORPORATION, a
                                   Delaware corporation

                                   By:
---------------------------------     ------------------------------

--------------------------------
                                   SOUTHCOAST CAPITAL CORPORATION,
                                   a           corporation

                                   By:
--------------------------------      ------------------------------

---------------------------------
As to Shareholders                                "Shareholders"









JAH\CSW\AGRE\207135.10